Exhibit 99


HERITAGE WORLDWIDE INC


NEWS RELEASE for November 16, 2005 at 4:05 PM EST
Contact:      Joe Allen (investors)              Claude Couty, CFO
              Allen & Caron Inc                  Heritage Worldwide Inc
              212 691 8087                       011 33 49 410 7808
              joe@allencaron.com                 ccouty@pipfrance.fr

HERITAGE WORLDWIDE EXPECTS TO MARKET BREAST IMPLANTS IN CHINA WITHIN SIX MONTHS AND REPORTS STRONG FISCAL 2006 FIRST-QUARTER RESULTS


     o The Company expects to market its breast implants in China within the next six months,
     o    Revenues increased to $3.02 million in its first quarter 2006,
     o Gross profit declined modestly to $1.4 million compared to the prior year period, and
     o Net income of $118,000, or $0.01 per share, compared to $170,000, or $0.01 per share, during the prior year period.

LA-SEYNE-SUR-MER,  FRANCE (November 16, 2005) ... Heritage Worldwide Inc (OTCBB:
HWWI), a leading provider of breast implants worldwide, announced its financial results for its first quarter of fiscal 2006. For the period ended September 30, 2005, revenues increased by five percent when compared to the prior year period. Gross profit and net income decreased by 12 percent and 30 percent respectively during the first quarter 2006 due to increased vendor-related costs, when compared to the prior year period.

     "Over the last year we have worked diligently with our distributor in the Peoples' Republic of China to gain the necessary regulatory approvals in order to market our breast implants there, and we are now entering a critical phase of our international expansion," commented Jean-Claude Mas, Chairman of the Board of Heritage Worldwide. "As the most populous nation in the world, the successful execution of our marketing plan in China holds long-term potential for our products, our Company and our investors. We are confident that our distribution partner will secure the proper government clearances within the next six months.

     "Following our strategic plan, we continue to focus our efforts on penetrating and establishing a market for our products in traditionally underserved areas, such as China, Australia, Brazil, and the rest of Latin America. Over the past several quarters we have opened numerous markets such as these, and are now feeling the benefits of our hard work.

     "We identified a procurement improvement opportunity and have since resolved a one-time vendor issue," Mas continued. "However, with our internal, GMP-compliant controls in place, that issue did not result in any deficiencies in our finished products. While we are examining our raw materials providers, we continue to increase our revenues and decrease our general and administrative expense, which declined by $160,000 year-to-year."

     Chief Financial Officer Claude Couty noted, "The Company's financial position is strong, with a current ratio of 1.57:1 and stockholders' equity of $3.1 million. Our long-term debt is $335,042, and our total assets are $12.4 million compared to liabilities of $8.3 million."


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HERITAGE WORLDWIDE REPORTS STRONG RESULTS FOR ITS FIRST QUARTER 2006
Page 2-2-2

About Heritage Worldwide Inc

     The Company is incorporated in the State of Delaware. The Company's subsidiaries develop, manufacture, and market breast and other body implants and body support products worldwide. One of the Company's subsidiaries, PIP France, maintains its production facility in the Toulon metropolitan area in Southern France, with a distribution facility in Spain.


Safe-Harbor Statement

     All statements included in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on current expectations, estimates, projections about our industry, management's belief and certain assumptions made by us. Forward-looking statements can often be identified by words such as "anticipates", "expects", "intends", "plans", "predicts", "believes", "seeks", "estimates", "may", "will", "should", "would", "could", "potential", "continue", similar expressions and variations or negatives of these words. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward looking-statements speak only as of the date hereof and are based upon the information available to us at this time. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

     Important factors that may cause such a difference for Heritage Worldwide include, but are not limited to competitive pressures and other factors such as the introduction or regulatory approval of new products by our competitors and pricing of competing products and the resulting effects on sales and pricing of our products, disruptions or other problems with our sources of supply, significant product liability or other claims, difficulties with new product development and market acceptance, patent conflicts, product recalls, United States Food and Drug Administration delay in approval or rejection of new and existing products, changes in governmental regulations, use of hazardous or environmentally sensitive materials, our inability to implement new information technology systems, and other events.

     Our Annual Report on Form 10-KSB and other Securities and Exchange Commission filings discuss the foregoing risks, as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.


                                  TABLES FOLLOW

HERITAGE WORLDWIDE REPORTS STRONG RESULTS FOR ITS FIRST QUARTER 2006
Page 3-3-3

                     HERITAGE WORDWIDE INC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                              For the Three-Month Period Ended
                                                                        September 30,
                                                             ----------------------------------
                                                                  2005               2004
                                                             ---------------    ---------------
Revenues                                                     $   3,022,392      $   2,883,722
Cost of revenues                                                 1,598,172          1,271,418
                                                             ---------------    ---------------
     Gross profit                                                1,424,220          1,612,304
                                                             ---------------    ---------------
     Total operating expenses                                    1,131,086          1,294,802
                                                             ---------------    ---------------
Operating profit                                                   293,134            317,502
     Total other expenses                                         (163,696)          (138,705)
Minority interest                                                  (11,620)            (9,143)
                                                             ---------------    ---------------
Net income                                                   $     117,818      $     169,654
                                                             ===============    ===============

Basic weighted average shares outstanding                       17,410,299         17,410,299

Basic earnings per share                                     $        0.01      $        0.01
                                                             ===============    ===============

Diluted weighted average shares outstanding                     17,423,087         17,410,299

Diluted earnings per share                                   $        0.01      $        0.01
                                                             ===============    ===============













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HERITAGE WORLDWIDE REPORTS STRONG RESULTS FOR ITS FIRST QUARTER 2006
Page 4-4-4

                     HERITAGE WORDWIDE INC AND SUBSIDIARIES
                                  BALANCE SHEET
                                   (Unaudited)

                                                            September 30,
                                                                 2005
                                                            -------------
                                     ASSETS

Current Assets:
  Cash                                                      $    413,419
  Accounts receivable, net                                     4,663,000
  Inventories                                                  3,097,845
  Other current assets                                           738,780
                                                            -------------
     Total current assets                                      8,913,044


Property and equipment, net                                    1,544,374
Other assets                                                   1,894,420
                                                            -------------
Total assets                                                  12,351,838
                                                            =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

   Lines of credit                                          $    869,066

  Accounts payable and accrued expenses                        4,218,607

  Current portion of long-term debt                               77,378

  Due to related parties                                          75,561

  Reserve for product replacements                               429,177
                                                            -------------
     Total current liabilities                                 5,669,789


Convertible debentures                                         2,320,170

Long-term debt, net of current portion                           335,042
                                                            -------------
     Total liabilities                                         8,325,001

Minority interest                                                887,830

Stockholders' Equity:                                          3,139,007
                                                            -------------
     Total liabilities and stockholders' equity             $ 12,351,838
                                                            =============




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